Exhibit 10.3
PROMISSORY NOTE

US $1,000,000.00 Loan Number Two	St. Louis, Missouri Dated as of July 1, 2010

FOR VALUE RECEIVED, the undersigned, THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Borrower"), hereby promises to pay to the order of HEARTLAND BANK, a federal savings bank (the "Lender"), at its office at 212 S. Central Avenue, Clayton, Missouri 63105 (the "Lender's Address"), or at such other office as the Lender may subsequently designate in writing, (i) on July 1, 2011 (the "Maturity Date"), the principal amount of One Million Dollars (US $1,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made hereunder by the Lender to the Borrower prior to said date, (ii) interest on such principal amount at the interest rate per annum for each advance, as determined in accordance with the terms specified below (but in no event in excess of the maximum rate permitted by applicable law), and (iii) any and all other sums which may be owing to the Lender by the Borrower pursuant to this Note.  All advances made hereunder by the Lender to the Borrower and all payments made on account of principal hereof and interest hereunder shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto; provided, however, that the Lender's failure to record any such advance or payment shall not limit or otherwise affect the obligations of the Borrower under this Note.

1.    Definitions. Each initially capitalized term used herein shall have the meaning set forth in Schedule A.  Any capitalized terms used herein, but not otherwise defined herein or on Schedule A attached hereto, shall have the meaning ascribed to such term(s) as set forth in the Loan Agreement.

2.    Advances.  Subject to the terms and conditions hereof and the Loan Agreement, and in reliance upon the representations and warranties of the Borrower contained in the Loan Agreement, the Lender agrees to make advances to the Borrower from time to time during the period commencing on the date of this Note and ending on the Maturity Date in an aggregate principal amount at any time outstanding not to exceed the Commitment.  The Borrower agrees that it will use the proceeds of any such advance for the purposes set forth in the Loan Agreement.  Borrower further agrees that it will not use the proceeds of any such advance for any illegal or unlawful purpose.  Each request for an advance hereunder shall be made by a Borrowing Officer on written notice received by the Lender in the form set forth on Exhibit A attached hereto not later than 12:00 noon (St. Louis time) of the Business Day of such advance, shall specify the amount thereof, and shall be irrevocable and binding upon the Borrower.  Except as the Borrower and the Lender may otherwise mutually agree, the proceeds of each advance hereunder shall be wired to an account specified by the Borrower.

3.    Interest Rate.  For the period from the date hereof until maturity (whether by acceleration or otherwise) the Borrower promises to pay interest, in arrears, on the from time to time unpaid principal amount of each advance hereunder on the first Business Day of each month beginning the second calendar month following the Effective Date, at the Stated Rate; provided, however, that with respect to any advance or other obligation of the Borrower hereunder which is not paid at maturity, or which remains unpaid following the commencement, by or against the Borrower, of a case under Title 11 of the United States Code, the Borrower promises to pay interest on such advance or other obligation from the date of maturity or the date such case is commenced, until such advance or other obligation is paid in full, payable upon demand, at a rate per annum (in lieu of the Stated Rate in effect at such time) equal at all times to the Overdue Rate, but in no event in excess of the maximum rate permitted by law.  All computations of interest with respect to each advance hereunder shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) in the period for which such interest is payable.  After maturity, by acceleration or otherwise, and/or upon an Event of Default, this Note shall bear interest at the Default Rate.  A late charge equal to five percent (5%) of the payment amount shall be assessed for each payment not received by Lender by the date ten (10) days after the due date therefor.

4.     Payments.

(a)   Time of Payments.  All payments of principal, interest, fees, and other amounts due under this Note shall be made to the Lender at the Lender's Address in lawful money of the United States not later than 2:00 p.m. (St. Louis time) on the day when due, without defense, claim, counterclaim, setoff or right of recoupment.

(b)   Final Payment.  On the Maturity Date of this Note as provided in the Loan Agreement, Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate principal amount outstanding under this Note and due on such date, together with accrued interest thereon, all fees payable to the Lender pursuant to the provisions of this Note and the Loan Agreement and any and all other Obligations then outstanding and due and payable.

(c)   Interest Calculation.  For purposes of interest calculation only, (i) a payment by check, draft, or other instrument received on a Business Day shall be deemed to have been applied to the relevant Obligation on the second following Business Day, (ii) a payment in cash or by wire transfer received at or before 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the Business Day when it is received, and (iii) a payment in cash or by wire transfer received on a day that is not a Business Day or after 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the next Business Day.

(d)   Due Dates Not on Business Days.  If any payment required hereunder becomes due on a date that is not a Business Day, then such payment shall be due on the next Business Day, the amount of such payment, in such case, to include all interest accrued to the date of actual payment.

(e)   Prepayments Generally.  The Borrower shall have the right to prepay the unpaid principal balance of the indebtedness evidenced by this Note in whole or in part, without penalty.  All prepayments, whether voluntary or mandatory pursuant to acceleration, shall be applied first to any expenses due Lender under this Note or under any other documents securing or evidencing obligations of Borrower to Lender with respect to the Loan, then to accrued interest on the unpaid principal balance of this Note, and the balance, if any, shall be applied to the principal sum hereof in inverse order of maturity and shall not relieve Borrower of making installment payments hereon when due.  Amounts prepaid may be re-advanced to Borrower in accordance with the terms and conditions of the Loan Agreement.

5.    Oral Agreements.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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6.    Default; Remedies after a Default.  Any one or more of the following constitutes an Event of Default hereunder:  (a) the occurrence of any Event of Default under (or as defined in) the Loan Agreement; or (b) the occurrence of an Event of Default under (or as defined in) the Warrant; or (c) the occurrence of an Event of Default under (or as defined in) any of the other Loan Documents.  Upon the occurrence of an Event of Default, the remedies available to Lender shall include, but will not necessarily be limited to, the right to declare the entire principal balance hereof and accrued and unpaid interest thereon immediately due and payable and those other remedies specified in the Loan Agreement and in the other Loan Documents.

7.    Expenses; Indemnification.  The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, administration, modification, amendment, and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note or any of the other Loan Documents (such costs and expenses to include, without limitation, the reasonable fees and disbursements of legal counsel).  The Borrower agrees to indemnify and hold harmless the Lender and each of its directors, officers, employees, agents, affiliates, and advisors from and against any and all claims, damages, losses, liabilities, and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) which may be incurred by or asserted against the Lender or any such director, officer, employee, agent, affiliate, or advisor in connection with or arising out of any investigation, subpoena, litigation, or proceeding related to or arising out of this Note or any of the other Loan Documents or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs, or expenses incurred by reason of the gross negligence, willful misconduct, or bad faith of the indemnitee).  The obligations of the Borrower under this paragraph shall survive the payment in full of the indebtedness evidenced by this Note or by any Other Note.

8.    Assignment.  The Lender may assign to one or more banks or other entities all or a portion of its rights under this Note.  In the event of an assignment of all of its rights, the Lender may transfer this Note to the assignee.  The Lender may, in connection with any assignment or proposed assignment, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

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9.    Amendments, etc.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and separately acknowledged in writing by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.   Governing Law.  This Note shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of Missouri applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws, principles or rules.

11.    Right of Set-off.  At any time that an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to place an administrative hold upon or to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or the Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Note or any Other Note and although the Obligations may be unmatured.  The Lender agrees promptly to notify the Borrower after any such administrative hold, set-off and/or application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such administrative hold, set-off and/or application.  The rights of the Lender under this paragraph shall be in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under applicable law.

12.   Notices.  All notices hereunder and under the Loan Documents shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid.  Notices to the Lender shall be sent to the Lender's Address.  Notices to the Borrower shall be sent to the Borrower's Address until the Borrower specifies another address in a notice delivered to the Lender in accordance with this paragraph.  Notice will be deemed received upon actual receipt at the Lender's Address or the Borrower's Address, as the case may be.

13.  Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  WITHOUT LIMITING THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR AGAINST PROPERTY OF THE BORROWER ARISING OUT OF OR RELATING TO THIS NOTE (AN "ACTION") IN THE COURTS OF OTHER JURISDICTIONS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY FEDERAL COURT SITTING IN ST. LOUIS CITY OR COUNTY, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH MISSOURI STATE COURT OR IN SUCH FEDERAL COURT.  THE BORROWER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT THE BORROWER MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE BORROWER'S ADDRESS.  SUCH SERVICE WILL BE COMPLETE ON THE DATE SUCH PROCESS IS SO DELIVERED, AND THE BORROWER WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW.  THE BORROWER MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE BORROWER'S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

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14.  Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES AND DISCLAIMS ANY RIGHT TO TRIAL BY JURY (WHICH THE LENDER ALSO WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE.

15.  Collateral.  This Note is secured as provided in the Loan Agreement.

16.  Miscellaneous.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

17.  Superceding Note.  This Note supersedes and replaces all other promissory notes labeled "Loan Number Two" executed between the parties hereto in connection with the Loan Agreement, including the Promissory Note dated July 20, 2004, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July, 2005, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2006, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2007 in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2008 in the principal face amount of $500,000 executed by Borrower to the order of Lender, and the Promissory Note dated July 1, 2009, in the principal face amount of $500,000 executed by Borrower to the order of Lender.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

THIS AGREEMENT CONTAINS A BINDING JURY WAIVER PROVISION.

THE FEMALE HEALTH COMPANY

By:   /s/  O. B. Parrish
Name:    O. B. Parrish
Title: C.E.O. and Chairman of B.O.D.

STATE OF ILLINOIS     )

                                         ) SS

COUNTY OF COOK     )

On this 2nd day of June, 2010, before me appeared O. B. Parrish, in his/her capacity as C.E.O./CH. of The Female Health Company, a Wisconsin corporation, to me personally known, who, being by me duly sworn, did say that he/she is the C.E.O./CH. of The Female Health Company, a Wisconsin corporation, and that said instrument was signed in behalf of said corporation by authority of its B.O.D., and said O. B. Parrish, as C.E.O./CH., acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

  /s/  Jacqueline F. Martin
Notary Public

My Commission Expires: 02/26/2014

Borrower's Address:
515 N. State Street
Suite 2225
Chicago, Illinois 60654

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ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST

DATE	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL PAID OR PREPAID	AMOUNT OF INTEREST PAID	UNPAID PRINCIPAL BALANCE OF ADVANCES	NOTATION MADE BY

SCHEDULE A

Definitions

"Affiliate" means, with respect to a Person, (a) any officer, director, employee, member or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 5% or more of any class of voting stock or partnership, membership or other interest of such Person or any Subsidiary of such Person, or (iii) 5% or more of the voting stock or partnership, membership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person.  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

"Base Rate" means, for any day, the prime rate established and announced by Lender from time to time in the ordinary course of its business (which rate may not be the best or lowest rate offered to Lender's corporate customers), provided, that if such Base Rate is discontinued or replaced by a comparable rate, then it shall mean the comparable rate.

"Borrower" means THE FEMALE HEALTH COMPANY, a Wisconsin corporation.

"Borrower's Address" means 515 N. State Street, Suite 2225, Chicago, Illinois 60654.

"Borrowing Officer" means each individual of Borrower who is duly authorized by Borrower to submit a request for a Loan Advance.

"Business Day" means any day other than a Saturday, Sunday, or other day on which banks in St. Louis, Missouri are authorized to close.

"Commitment" means the agreement of the Lender to fund advances to the Borrower in an aggregate principal amount not to exceed, at any time outstanding, US $1,000,000.00.

"Default Rate" means a rate of interest equal to four percent per annum (4%) in excess of the Stated Rate.

"Dollar" and "$" means freely transferable United States dollars.

"Effective Date" means the later of (a) the Agreement Date, as defined in the Loan Agreement, and (b) the first date on which all of the conditions set forth in Section 4.1 of the Loan Agreement shall have been fulfilled or waived by the Lender.

"Events of Default" has the meaning specified in paragraph 6 of this Note, or any Event of Default as defined in the Loan Agreement.

"Lender" means Heartland Bank, a federal savings bank, and its successors and assigns.

"Lender's Address" means 212 S. Central Avenue, Clayton, Missouri 63105.

"Loans" means any loan made to Borrower pursuant to Section 2.1 of the Loan Agreement and all extensions, renewals and modifications thereto, as well as all such Loans collectively.

"Loan Agreement" means that certain Amended and Restated Loan Agreement entered into by and between Lender and Borrower, dated as of July 20, 2004, as amended by the First Amendment to Amended and Restated Loan Agreement dated November 1, 2004, and as further amended by the Second Amendment to Amended and Restated Loan Agreement dated July ___, 2005, and as further amended by the Third Amendment to Amended and Restated Loan Agreement dated July 1, 2006, and as further amended by the Fourth Amendment to Amended and Restated Loan Agreement dated July 1, 2007, as further amended by a Fifth Amendment to Amended and Restated Loan Agreement dated July 1, 2008, as further amended by a Sixth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2009, as further amended by a Seventh Amendment to Amended and Restated Loan Agreement dated as of January 4, 2010, and as further amended by an Eighth Amendment to Amended and Restated Loan Agreement dated of even date herewith, as the same may be amended, modified, or restated.

"Loan Documents" means, collectively, this Note, the Loan Agreement, the Warrant, the Registration Rights Agreement, the Pledgor Security Documents, and each other instrument, agreement and document executed and delivered by Borrower in connection with this Note and each other instrument, agreement, or document referred to herein or contemplated hereby.

"Material Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a material adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower, (b) upon the ability of Borrower to perform any obligations under this Note or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

"Maturity Date" means July 1, 2011.

"Note" means this Note and any and all amendments, modifications, restatements, renewals or refinancings thereof

"Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on, and expenses related to, the Loans and (b) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of Borrower to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of the Loans, this Note, any Note or any of the other Loan Documents.

"Obligors" means Borrower, and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Obligations.

"Other Note" means any promissory note which may be given in renewal or extension of all or any part of the indebtedness evidenced by this Note or which may amend or restate the terms pursuant to which such indebtedness is to remain outstanding.

"Overdue Rate" means, in respect of any amount not paid when due under this Note or any Other Note, a rate per annum during the period commencing on the due date of such amount until such amount is paid in full equal to 4% per annum in excess of the Stated Rate.

"Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"Stated Rate" means a rate of interest of Base Rate plus .50% per annum (each change in the Base Rate will result in a simultaneous change in the Stated Rate).

"Warrants" means the warrants to purchase common stock of Borrower granted to Lender as provided in the Warrant Agreement dated as of July 20, 2004, as the same may be amended, modified, or restated.

EXHIBIT A

FORM OF REQUEST FOR AN ADVANCE

Heartland Bank
212 South Central Avenue
St. Louis, Missouri 63105
Attn.: ______________

Re:	Promissory Note, dated as of July 1, 2010 between THE FEMALE HEALTH COMPANY ("Borrower") and HEARTLAND BANK ("Lender"), as it may be amended, modified, restated, or replaced from time to time (the "Note")

Ladies and Gentlemen:

The undersigned is a Borrowing Officer and, as such is authorized to make and deliver this request for an advance pursuant to the Note.  All capitalized words used herein that are defined in the Note have the meanings defined in the Note.

Borrower hereby requests that Lender make a Loan of $1,000,000 to Borrower under the terms of the Note on July 1, 2010.  The proceeds of the advance should be deposited in account number _____________________________ with [Lender].

The undersigned hereby certifies on behalf of Borrower that:

(i)	There is no Event of Default.

(ii)	The representations and warranties of Borrower in the Loan Agreement are true as if made on the date hereof.

(iii)	The amount of the requested advance will not, when added to the current amount of the aggregate Loans exceed the Commitment.

(iv)	All conditions precedent to an advance as set forth in the Loan Agreement have been satisfied.

(v)	The proceeds of this advance will be used for the following purpose:

_______________________________________________.

Executed this ____ day of ___________, 20__.

THE FEMALE HEALTH COMPANY

By: ___________________________
Name: _________________________
Title: __________________________